UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 6, 2012

Newcastle Investment Corp.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-31458	81-0559116
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, 46th Floor New York, New York		10105
(Address of principal executive offices)		(Zip code)

(212) 798-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On March 6, 2012, an indirect wholly-owned subsidiary of Newcastle Investment Corp., (“Newcastle”) entered into excess servicing spread acquisition agreements (the “Acquisition Agreements”) with Nationstar Mortgage LLC (“Nationstar”), an affiliate of Newcastle’s manager. Also on March 6, 2012, Nationstar entered into an agreement to acquire mortgage servicing rights (“MSRs”) on residential mortgage loans with an expected total unpaid principal balance as of closing of approximately $63 billion (the “Portfolio”) from Aurora Bank FSB, a federal savings bank organized under the laws of the United States, and Aurora Loan Services LLC, a Delaware limited liability company (collectively with Aurora Bank FSB, the “Sellers”). Each of the Sellers is a subsidiary of Lehman Brothers Bancorp Inc.

Pursuant to the Acquisition Agreements, Newcastle agreed to purchase for approximately $170 million the right to receive 65%, subject to certain adjustments, of the excess servicing spreads on the MSRs after receipt by the servicer of a fixed basic servicing fee per loan. Nationstar will retain all ancillary income associated with the servicing of the Portfolio and 35%, subject to certain adjustments, of the excess servicing spreads on the MSRs. The Portfolio is comprised of approximately 75% non-conforming loans in private label securitizations and approximately 25% conforming loans in government sponsored entity pools. Nationstar will be the servicer of the loans and will provide all servicing and advancing functions for the Portfolio. Newcastle will not have any prior or ongoing servicing duties, liabilities or obligations associated with the servicing of the Portfolio.

On March 6, 2012, Newcastle also entered into future spread agreements (the “Spread Agreements”) with Nationstar. If Nationstar refinances any loan in the Portfolio, subject to certain limitations, Nationstar will be required to transfer the excess servicing spreads on the new loan or a replacement loan into a new portfolio pursuant to the Spread Agreements. The new or replacement loan will be governed by the same terms described above.

The transaction is expected to close in the second quarter of 2012, subject to customary closing conditions, including certain regulatory approvals and third party consents, and customary termination rights.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Current Excess Servicing Spread Acquisition Agreement for FNMA Mortgage Loans, dated as of March 6, 2012, between Nationstar Mortgage LLC and NIC MSR II LLC.

10.2	Future Spread Agreement for FNMA Mortgage Loans, dated March 6, 2012, between Nationstar Mortgage LLC and NIC MSR II LLC.

10.3	Current Excess Servicing Spread Acquisition Agreement for FHLMC Mortgage Loans, dated as of March 6, 2012, between Nationstar Mortgage LLC and NIC MSR II LLC.

10.4	Future Spread Agreement for FHLMC Mortgage Loans, dated March 6, 2012, between Nationstar Mortgage LLC and NIC MSR II LLC.

10.5	Current Excess Servicing Spread Acquisition Agreement for Non-Agency Mortgage Loans, dated as of March 6, 2012, between Nationstar Mortgage LLC and NIC MSR II LLC.

10.6	Future Spread Agreement for Non-Agency Mortgage Loans, dated March 6, 2012, between Nationstar Mortgage LLC and NIC MSR II LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Newcastle Investment Corp.

Date: March 12, 2012	By:	/s/ Brian Sigman
Brian Sigman
President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Current Excess Servicing Spread Acquisition Agreement for FNMA Mortgage Loans, dated as of March 6, 2012, between Nationstar Mortgage LLC and NIC MSR II LLC.

10.2	Future Spread Agreement for FNMA Mortgage Loans, dated March 6, 2012, between Nationstar Mortgage LLC and NIC MSR II LLC.

10.3	Current Excess Servicing Spread Acquisition Agreement for FHLMC Mortgage Loans, dated as of March 6, 2012, between Nationstar Mortgage LLC and NIC MSR II LLC.

10.4	Future Spread Agreement for FHLMC Mortgage Loans, dated March 6, 2012, between Nationstar Mortgage LLC and NIC MSR II LLC.

10.5	Current Excess Servicing Spread Acquisition Agreement for Non-Agency Mortgage Loans, dated as of March 6, 2012, between Nationstar Mortgage LLC and NIC MSR II LLC.

10.6	Future Spread Agreement for Non-Agency Mortgage Loans, dated March 6, 2012, between Nationstar Mortgage LLC and NIC MSR II LLC.